Exhibit 10.3

EXECUTION

STOCK RESTRICTION AGREEMENT

This STOCK RESTRICTION AGREEMENT (this “Agreement”) is made as of November 16, 2018 (the “Effective Date”), by and between CytoDyn Inc., a Delaware corporation (“Company”), ProstaGene, LLC, a Delaware limited liability company (“ProstaGene”), and Dr. Richard G. Pestell (the “Stockholder”).

RECITALS

A.    The Stockholder was the founder and majority owner of ProstaGene, with approximately a 77.2% ownership interest, and also owned certain intellectual property interests that he had previously licensed to ProstaGene.

B.    The Company, certain of its predecessors and affiliates, ProstaGene and the Stockholder negotiated and entered into a Transaction Agreement, dated August 27, 2018 (the “ProstaGene Purchase Agreement”), to effect a holding company reorganization and the purchase and sale of intellectual property and other assets of ProstaGene (including certain intellectual property interests licensed by the Executive to ProstaGene) for the aggregate stock consideration specified therein (the “ProstaGene Acquisition”).

C.    Pursuant to the ProstaGene Purchase Agreement, the stock portion of the consideration payable in the ProstaGene Acquisition consists of 27,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock Payment Shares”).

C.    In connection with the ProstaGene Acquisition, the Stockholder is being appointed to the Company’s Board of Directors (the “Board”) and is entering into an Employment Agreement (the “Employment Agreement”) as the Company’s Chief Medical Officer (collectively, the “Stockholder Appointments”).

D.    In connection with the ProstaGene Acquisition and the Stockholder Appointments, the Stockholder and ProstaGene are willing to enter into this Agreement and subject 8,342,000 Stock Payment Shares (collectively, the “Restricted Stock”) distributable to the Stockholder as a result of the ProstaGene Acquisition to the restrictions in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree to the following between the parties as follows:

1.    REPURCHASE OPTION

(a)    In the event the Stockholder’s employment under the Employment Agreement is terminated other than (x) by the Company without Cause (as defined in the Employment Agreement), (y) by the Stockholder for Good Reason (as defined in the Employment Agreement) or (z) by reason of death or Disability (as defined in the Employment Agreement), then the Company will have an irrevocable option (“Repurchase Option”), for a period of ninety (90) days after such termination, or such longer period as may be agreed to by the Company and the Stockholder, to repurchase from the Stockholder or the Stockholder’s personal representative, as the case may be, at a purchase price of $0.001 per share of Preferred Stock or $0.001 per Conversion Share, as applicable (the “Option Price”), up to but not exceeding the number of shares of Restricted Stock that have not vested in accordance with the provisions of Section 1(b) below as of such termination date. The Stockholder hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the shares of Common Stock, whether vested or unvested, at any time.

(b)    Vesting. One hundred percent (100%) of the Restricted Stock will initially be subject to the Repurchase Option. The shares of the Restricted Stock will vest and be released from the Repurchase Option in three equal annual installments commencing on the date that is one year after the Effective Date, until all the Restricted Stock is released from the Repurchase Option (provided in each case that the Stockholder remains an employee of the Company as of the date of such release). Notwithstanding the foregoing, the Repurchase Option will automatically lapse and all shares subject to the Repurchase Option will immediately become fully vested and no longer subject to the Repurchase Option (i) on the effective date of a Change in Control of the Company, or (ii) if the Stockholder’s employment under the Employment Agreement is terminated (x) by the Company without Cause (as defined in the Employment Agreement), (y) by the Stockholder for Good Reason (as defined in the Employment Agreement) or (z) by reason of death or Disability.

(c)    Definitions.

(i)    “Affiliate” shall have the meaning, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with such Person.

(ii)    “Change in Control” means (x) a change in ownership of the Company under clause (1) below or (y) a change in the ownership of a substantial portion of the assets of the Company under clause (2) below:

(1)    Change in the Ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in clause (3) below), acquires ownership of capital stock of the Company that, together with capital stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the capital stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional capital stock by the same person or persons shall not be considered to be a change in the ownership of the Company. An increase in the percentage of capital stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires capital stock in the Company in exchange for property will be treated as an acquisition of stock for purposes of this paragraph.

(2)    Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in clause (3) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control under this clause (2) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided below in this clause (2). A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its capital stock, (b) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (c) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding capital stock of the Company, or (d) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (2)(c) of this paragraph. For purposes of this clause (2), a person’s status is determined immediately after the transfer of the assets. Notwithstanding anything in this clause (2) to the contrary, in no event shall a license of (or other similar transfer of rights in) PRO 140 be a change in the ownership of a substantial portion of the Company’s assets.

(3)    Persons Acting as a Group. For purposes of clauses (1) and (2) above, persons will not be considered to be acting as a group solely because they purchase or own capital stock or purchase assets of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or capital stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets or capital stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. For purposes of this paragraph, the term “corporation” shall have the meaning assigned such term under Treasury Regulation section 1.280G-1, Q&A-45.

(iii)     “Control” shall have the meaning, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

(iv)     “Person” shall have the meaning: an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

2.    EXERCISE OF REPURCHASE OPTION. The Repurchase Option will be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 11(a). Such notice will identify the number of shares of Restricted Stock to be purchased and will notify the Stockholder of the time, place and date for settlement of such purchase, which will be scheduled by the Company within the term of the Repurchase Option set forth in Section 1(a) above. The Company will pay for any shares of Restricted Stock purchased pursuant to its Repurchase Option in cash. Upon delivery of such notice and payment of the purchase price, the Company will become the legal and beneficial owner of the Restricted Stock being repurchased and all rights and interest in such shares, and the Company will have the right to transfer to its own name the Restricted Stock being repurchased by the Company, without further action by the Stockholder or ProstaGene.

3.    ADJUSTMENTS TO RESTRICTED STOCK. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property (including cash) to which the Stockholder is entitled by reason of the Stockholder’s ownership of Restricted Stock will be immediately subject to the Repurchase Option and be included in the word “Restricted Stock” for all purposes of the Repurchase Option with the same force and effect as the shares of the Restricted Stock presently subject to the Repurchase Option, but only to the extent the Restricted Stock is, at the time, covered by such Repurchase Option. While the total Option Price will remain the same after each such event, the Option Price per share of Restricted Stock upon exercise of the Repurchase Option will be appropriately adjusted.

4.    ESCROW OF UNVESTED STOCK; PLEDGE OF RESTRICTED STOCK. As soon as reasonably practicable after the Effective Date, the Company shall issue a stock certificate in the Stockholder’s name that corresponds to the Restricted Stock (the “Certificate”), and shall hold such Certificate in escrow for the Stockholder’s benefit, properly endorsed for transfer, until such time as the Restricted Stock are forfeited to the Company or all restrictions thereon lapse. The Company shall not be liable for any act it may do or fail to do with respect to the holding of the Certificate in escrow hereunder, provided it acts or fails to act in good faith and in accordance with this Agreement.

5.    TERMINATION OF REPURCHASE OPTION. Sections 1, 2, 3, and 4 of this Agreement will terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

6.    RIGHTS OF THE STOCKHOLDER. Subject to the provisions of Sections 4, 6, 8, and 9 of this Agreement, the Stockholder will exercise all rights and privileges of a stockholder of the Company with respect to the Restricted Stock deposited in escrow. The Stockholder will be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Restricted Stock and for the purpose of exercising any voting rights relating to such shares of Restricted Stock, even if some or all of such shares of Restricted Stock have not yet vested and been released from the Repurchase Option.

7.    LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, the Stockholder will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Restricted Stock while the Restricted Stock is subject to the Repurchase Option. As a condition of this Agreement, the Stockholder may be required to execute a stock power in the form of Exhibit A hereto with respect to any shares issued pursuant to this Agreement.

8.    RESTRICTIVE LEGENDS. All certificates representing the Restricted Stock will have endorsed legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Agreement):

(a)    “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN A STOCK RESTRICTION AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)    “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)    Any legend required by appropriate blue sky officials.

The Company will remove or cause the removal of the foregoing legends as and to the extent of the lapse of the applicable restrictions.

9.    REFUSAL TO TRANSFER. The Company will not be required (a) to transfer on its books any shares of Restricted Stock of the Company which will have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

10.    SERVICE. Neither this Agreement nor any action taken hereunder shall be construed as giving the Stockholder any right of continuing service with the Company.

11.    MISCELLANEOUS.

(a)    Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party to this Agreement at such party’s address set forth on the signature page to this Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party to this Agreement.

(b)    Governing Law. This Agreement, and all matters arising directly or indirectly herefrom, will be governed by and construed in accordance with the internal laws of the state of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the state of Delaware.

(c)    Entire Agreement; Amendment. This Agreement (including the exhibits to this Agreement) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties to this Agreement.

(d)    Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth in this Agreement, be binding upon ProstaGene, the Stockholder and the Stockholder’s successors and assigns. The Repurchase Option of the Company under this Agreement will be assignable by the Company at any time or from time to time, in whole or in part.

(e)    Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f)    Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

(g)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

(h)    Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CYTODYN INC.

By:	/s/ Michael D. Mulholland
Name:	Michael D. Mulholland
Title:	Chief Financial Officer

STOCKHOLDER

/s/ Richard G. Pestell
Name:	Richard G. Pestell

ACKNOWLEDGED AND AGREED:

PROSTAGENE, LLC

By:	/s/ Richard Pestell
Name:	Richard Pestell
Title:	Chief Executive Officer

ATTACHMENTS:

Exhibit A – Stock Power

Signature Page to Stock Restriction Agreement

Exhibit A-1

STOCK POWER

FOR VALUE RECEIVED, Richard G. Pestell , hereby sells, assigns, and transfers unto CytoDyn Inc.                  shares of Series C convertible preferred stock, par value $0.001 per share, of CytoDyn Inc. (the “Company”), issued pursuant to, and subject to the terms of, that certain Stock Restriction Agreement by and between the Company and Richard G. Pestell, dated                    , 20    , standing in his/her name on the books of said corporation represented by Certificate No.      herewith, and does hereby irrevocably constitute and appoint                      as his/her attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

/s/ Richard G. Pestell
Richard G. Pestell

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of the Stockholder.]

Exhibit A-2

STOCK POWER

FOR VALUE RECEIVED, Richard G. Pestell , hereby sells, assigns, and transfers unto CytoDyn Inc.                 shares of common stock, par value $0.001 per share, of CytoDyn Inc. (the “Company”), issued pursuant to, and subject to the terms of, that certain Stock Restriction Agreement by and between the Company and Richard G. Pestell, dated                     , 20    , standing in his/her name on the books of said corporation represented by Certificate No.      herewith, and does hereby irrevocably constitute and appoint                      as his/her attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

/s/ Richard G. Pestell
Richard G. Pestell

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of the Stockholder.]